SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2004

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 8.01.                                Other Events.

Attached hereto as Exhibit 99.1 is a press release, which is incorporated by reference herein, issued by the Company on December 13, 2004 announcing the signing of a contract with PPM Energy for the purchase of wind generated power.

The agreement provides for a 20-year term commencing with the commercial operation date, which is expected to be about December 1, 2005. Empire will commence taking delivery of the energy at that time. Pursuant to the terms of the agreement, Empire will purchase all of the output from the 150-megawatt Elk River Windfarm owned by PPM Energy, anticipated to be approximately 550,000 megawatt-hours of energy annually. Payment is scheduled to be made on a per megawatt hour basis on a three-year price escalation scale over the term of the contract. Based on anticipated annual output, Empire's aggregate payments under this agreement for the first year of operation are expected to be approximately $13.9 million.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.                                Financial Statements and Exhibits.

(c)                                                Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated December 13, 2004, announcing the signing of a contract with PPM Energy for the purchase of wind generated power.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By	/s/	Bradley P. Beecher
	Name:	Bradley P. Beecher
	Title:	Vice President – Energy Supply

Dated: December 15, 2004

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated December 13, 2004, announcing the signing of a contract with PPM Energy for the purchase of wind generated power.